EXHIBIT 99.1

                        ADDITIONAL INFORMATION TO FORM 3

ITEM 1.  Joint Filer Information

United National Group, Ltd.                             United National Insurance Company
Walker House, 87 Mary Street                            Three Bala Plaza, East
P.O. Box 908 GT                                         Suite 300,
George Town, Grand Cayman                               Bala Cynwyd, Pennsylvania 19004
Cayman Islands

American Insurance Service, Inc.                        Wind River Investment Corporation
Three Bala Plaza, East                                  Three Bala Plaza, East
Suite 300                                               Suite 300
Bala Cynwyd, Pennsylvania 19004                         Bala Cynwyd, Pennsylvania 19004

U.N. Holdings, Inc.                                     U.N. Holdings II, Inc.
Three Bala Plaza, East                                  Three Bala Plaza, East
Suite 300                                               Suite 300
Bala Cynwyd, Pennsylvania 19004                         Bala Cynwyd, Pennsylvania 19004

Wind River Insurance Company (Barbados), Ltd.           U.N. Holdings (Cayman), Ltd.
Whitepark House, White Park Road Bridgetown,            [Address]
Barbados, West Indies

U.N. Co-Investment Fund I, L.P.                         U.N. Co-Investment Fund II, L.P.
Walker House, 87 Mary Street                            Walker House, 87 Mary Street
P.O. Box 908 GT                                         P.O. Box 908 GT
George Town, Grand Cayman                               George Town, Grand Cayman
Cayman Islands                                          Cayman Islands

U.N. Co-Investment Fund III, L.P.                       U.N. Co-Investment Fund IV, L.P.
Walker House, 87 Mary Street                            Walker House, 87 Mary Street
P.O. Box 908 GT                                         P.O. Box 908 GT
George Town, Grand Cayman                               George Town, Grand Cayman
Cayman Islands                                          Cayman Islands

U.N. Co-Investment Fund V, L.P.                         U.N. Co-Investment Fund VI, L.P.
Walker House, 87 Mary Street                            Walker House, 87 Mary Street
P.O. Box 908 GT                                         P.O. Box 908 GT
George Town, Grand Cayman                               George Town, Grand Cayman
Cayman Islands                                          Cayman Islands

U.N. Co-Investment Fund VII, L.P.                       U.N. Co-Investment Fund VIII, L.P.
Walker House, 87 Mary Street                            Walker House, 87 Mary Street
P.O. Box 908 GT                                         P.O. Box 908 GT
George Town, Grand Cayman                               George Town, Grand Cayman
Cayman Islands                                          Cayman Islands

U.N. Co-Investment Fund IX, L.P.                        Fox Paine Capital Co-Investors International GP, L.P.
Walker House, 87 Mary Street
P.O. Box 908 GT                                         Walker House, 87 Mary Street
George Town, Grand Cayman                               P.O. Box 908 GT
Cayman Islands                                          George Town, Grand Cayman
                                                        Cayman Islands

Fox Paine International GP, L.P.                        Fox Paine Capital International GP, L.P.
Walker House, 87 Mary Street                            Walker House, 87 Mary Street
P.O. Box 908 GT                                         P.O. Box 908 GT
George Town, Grand Cayman                               George Town, Grand Cayman
Cayman Islands                                          Cayman Islands

Fox Paine Capital Fund II                               Fox Paine & Company, LLC
International, L.P.                                     950 Tower Lane, Suite 1150
Walker House, 87 Mary Street                            Foster City, California 94404
P.O. Box 908 GT
George Town, Grand Cayman
Cayman Islands

NOTE 1.

     As part of the execution of (i) the Stock Purchase Agreement, dated as of October 14, 2004 (the "Stock Purchase Agreement"), by and among United National Group, Ltd. ("UNGL"), United National Insurance Company ("UNIC"), Penn Independent Corporation ("PIC"), each of the shareholders of PIC whose names are set forth on Exhibit A thereto (the "Shareholders"), and Irvin Saltzman, in his capacity as Shareholders' Representative, and (ii) each of the Stock Purchase Agreements, dated as of October 14, 2004 (collectively, the "Additional Purchase Agreements"), by and among UNGL, UNIC and each of Irvin Saltzman and Jon Saltzman and Joanne Lynch Saltzman (collectively, the "Equity Holders"), and, pursuant to the voting provisions (the "Voting Provisions") contained in each of the Stock Purchase Agreement and the Additional Purchase Agreements, PIC has agreed to cause PIC Holdings to vote its respective shares of the securities listed above (the "Common Stock") and each of the Equity Holders has agreed to vote his or her respective shares of Common Stock (x) in favor of the adoption of the Agreement and Plan of Merger, dated as of October 14, 2004, by and among Penn-America Group, Inc. ("PNG"), UNGL, U.N. Holdings II, Inc. and Cheltenham Acquisition Corp. (the "Merger Agreement") or any other transaction with UNGL and its affiliates, on the one hand, and PNG and its shareholders, on the other hand, and (y) against the approval of any transaction involving a third party and PNG, or any other action that could prevent any other transaction involving UNGL and its affiliates, on the one hand, and PNG and its shareholders, on the other hand. The purpose of the Voting Provisions in the Stock Purchase Agreement and in each of the Additional Purchase Agreements is to facilitate consummation of the merger and the other transactions contemplated by the Merger Agreement.

     By virtue of the Voting Provisions contained in the Stock Purchase Agreement and in each of the Additional Purchase Agreements, UNGL and UNIC may be deemed to have acquired beneficial ownership of the Common Stock pursuant to
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"). Each of American Insurance Service, Inc. ("AIS") (as the sole shareholder of
UNIC), Wind River Investment Corporation ("Wind River Investment") (as the sole shareholders of AIS), U.N. Holdings Inc. ("U.N. Holdings") (as the sole shareholder of Wind River Investment), U.N. Holdings II, Inc. ("U.N. Holdings II") (as the sole shareholder of U.N. Holdings), and Wind River Insurance Company (Barbados), Ltd. ("Wind River Insurance") (as the sole shareholder of U.N. Holdings II) may be deemed to have acquired indirect beneficial ownership of the securities. As shareholders of UNGL, each of U.N. Holdings (Cayman), Ltd. ("U.N. Holdings Cayman"), U.N. Co-Investment Fund I, L.P. ("Fund I"), U.N. Co-Investment Fund II, L.P. ("Fund II"), U.N. Co-Investment Fund III, L.P. ("Fund III"), U.N. Co-Investment Fund IV, L.P. ("Fund IV"), U.N. Co-Investment Fund V, L.P. ("Fund V"), U.N. Co-Investment Fund VI, L.P. ("Fund VI"), U.N. Co-Investment Fund VII, L.P. ("Fund VII"), U.N. Co-Investment Fund VIII, L.P. ("Fund VIII") and U.N. Co-Investment Fund IX, L.P. ("Fund IX") may be deemed to have indirectly acquired beneficial ownership of the Common Stock. Fox Paine Capital Co-Investors International GP, L.P. ("Capital Co-Investors"), as the sole general partner of each of Fund I, Fund II, Fund III, Fund IV, Fund V, Fund VI, Fund VII, Fund VIII and Fund IX, may be deemed to have acquired indirect beneficial ownership of the Common Stock. Fox Paine International GP, Ltd. ("International GP"), as the sole general partner in Fox Paine Capital International GP, L.P. ("Capital International"), and Capital International, as the (i) sole managing general partner of Fox Paine Capital Fund II International, L.P. ("Capital Fund II") and (ii) the sole shareholder of Capital Co-Investors, may be deemed to have acquired indirect beneficial ownership of the Common Stock. In addition, pursuant to a management agreement with International GP and Capital II, Fox Paine & Company, LLC ("Fox Paine" and, together with UNGL, UNIC, AIS, Wind River Investment, U.N. Holdings, U.N. Holdings II, Wind River Insurance, U.N. Holdings Cayman, Fund I, Fund II, Fund III, Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Capital Fund II, Capital Co-Investors, International GP and Capital International, the "Reporting Persons") acts as the investment advisor for Capital Fund II and other investors in U.N. Holdings Cayman, and, consequently, may be deemed to beneficially own the Common Stock held in U.N. Holdings Cayman. International GP, as the general partner of Capital International, may terminate the management agreement at any time in its sole discretion.

     Pursuant to Rule 16a-1(a)(4) under the Act, each of the Reporting Persons hereby states that this Initial Statement of Beneficial Ownership of Securities on Form 3 shall not be deemed an admission that any of the Reporting Persons is, for purposes of Section 16 of the Act or otherwise, the beneficial owner of any shares of the Common Stock. None of the Reporting Persons has a "pecuniary" interest in any shares of the Common Stock.